EXHIBIT 4.3
REGENERX BIOPHARMACEUTICALS, INC.
OMNIBUS WARRANT AMENDMENT AGREEMENT
     This Omnibus Warrant Amendment Agreement (the “Amendment”) is made effective as of January 5, 2011, by and among RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), Defiante Farmaceutica S.A. (“Defiante”), Taufin International S.A. (“Taufin”), as successor in interest to Inverlochy-Consultadoria e Servicos (S.U.) LDA (“Inverlochy”), and Sinaf S.A. (“Sinaf”), as successor in interest to Chaumiere-Consultadoria e Servicos SDC Unipessoal LDA (“Chaumiere”). Defiante, Taufin and Sinaf are referred to collectively herein as the “Holders”.
Recitals
     Whereas, the Company previously issued to Defiante (i) that certain warrant to purchase 256,148 shares of common stock of the Company, dated as of March 16, 2006 (the “March 2006 Defiante Warrant”); and (ii) that certain warrant to purchase 333,333 shares of common stock of the Company, dated as of December 21, 2006 (the “December 2006 Defiante Warrant”);
     Whereas, the Company previously issued to Inverlochy, as predecessor of Taufin, (i) that certain warrant to purchase 22,601 shares of common stock of the Company, dated as of March 16, 2006 (the “March 2006 Inverlochy Warrant”); (ii) that certain warrant to purchase 333,333 shares of common stock of the Company, dated as of December 21, 2006 (the “December 2006 Inverlochy Warrant”); (iii) that certain warrant to purchase 500,000 shares of common stock of the Company, dated as of February 22, 2008 (the “February 2008 Inverlochy Warrant”); and (iv) that certain warrant to purchase 372,552 shares of common stock of the Company, dated as of December 18, 2008 (the “December 2008 Inverlochy Warrant”);
     Whereas, the Company previously issued to Chaumiere, as predecessor of Sinaf, (i) that certain warrant to purchase 22,601 shares of common stock of the Company, dated as of March 16, 2006 (the “March 2006 Chaumiere Warrant,” and together with the March 2006 Defiante Warrant and the March 2006 Inverlochy Warrant, the “March 2006 Warrants”); (ii) that certain warrant to purchase 333,333 shares of common stock of the Company, dated as of December 21, 2006 (the “December 2006 Chaumiere Warrant,” and together with the December 2006 Defiante Warrant and the December 2006 Inverlochy Warrant, the “December 2006 Warrants”); (iii) that certain warrant to purchase 500,000 shares of common stock of the Company, dated as of February 22, 2008 (the “February 2008 Chaumiere Warrant,” and together with the February 2008 Inverlochy Warrant, the “February 2008 Warrants”); and (iv) that certain warrant to purchase 372,552 shares of common stock of the Company, dated as of December 18, 2008 (the “December 2008 Chaumiere Warrant,” and together with the December 2008 Inverlochy Warrant, the “December 2008 Warrants”; the March 2006 Warrants, December 2006 Warrants, February 2008 Warrants and December 2008 Warrants are referred to collectively as the “Warrants”);

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     Whereas, each of the March 2006 Warrants carries an Exercise Price (as such term is defined therein) of $4.06 per share and an Expiration Date (as such term is defined therein) of March 15, 2011;
     Whereas, each of the December 2006 Warrants carries an Exercise Price (as such term is defined therein) of $2.75 per share and an Expiration Date (as such term is defined therein) of December 20, 2011;
     Whereas, each of the February 2008 Warrants carries an Exercise Price (as such term is defined therein) of $1.60 per share and an Expiration Date (as such term is defined therein) of December 31, 2010;
     Whereas, each of the December 2008 Warrants carries an Exercise Price (as such term is defined therein) of $1.74 per share and an Expiration Date (as such term is defined therein) of December 31, 2011; and
     Whereas, the Company and the Holders wish to (a) reduce the Exercise Price of each of the Warrants to $0.38 per share and (b) extend the Expiration Date of each of the March 2006 Warrants, December 2006 Warrants and February 2008 Warrants to December 31, 2011.
     Now, Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. The Company and the Holders hereby agree that the definition of “Exercise Price” in each March 2006 Warrant is hereby amended and restated to read in its entirety as follows:
““Exercise Price” is equal to $0.38, subject to adjustment.”
     2. The Company and the Holders hereby agree that the definition of “Expiration Date” in each March 2006 Warrant is hereby amended and restated to read in its entirety as follows:
““Expiration Date” means December 31, 2011.”
     3. The Company and the Holders hereby agree that the first paragraph of each December 2006 Warrant is hereby amended and restated to read in its entirety as follows:
“RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, the Holder or its permitted registered assigns is entitled to purchase from the Company shares of common stock, $0.001 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.38 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time from and after the Original Issue Date and through and including 5:30 P.M., New

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York City time, on December 31, 2011 (the “Expiration Date”), and subject to the following terms and conditions:”
     4. The Company and the Holders hereby agree that the definition of “Exercise Period” in each February 2008 Warrant is hereby amended and restated to read in its entirety as follows:
““Exercise Period” shall mean the period commencing with the date hereof and ending at 5:30 p.m. New York City time on December 31, 2011, unless sooner terminated as provided below.”
     5. The Company and the Holders hereby agree that the definition of “Exercise Price” in each February 2008 Warrant is hereby amended and restated to read in its entirety as follows:
““Exercise Price” shall mean $0.38 per share, subject to adjustment pursuant to Section 5 below.”
     6. The Company and the Holders hereby agree that the definition of “Expiration Date” in each February 2008 Warrant is hereby amended and restated to read in its entirety as follows:
““Expiration Date” shall mean 5:30 p.m. New York City time on December 31, 2011.”
     7. The Company and the Holders hereby agree that the definition of “Exercise Price” in each December 2008 Warrant is hereby amended and restated to read in its entirety as follows:
““Exercise Price” shall mean $0.38 per share, subject to adjustment pursuant to Section 5 below.”
     8. All provisions of the Warrants, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed. Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Warrants.
     9. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Warrants, the provisions of this Amendment shall govern and control.
     10. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.
     11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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[SIGNATURE PAGE FOLLOWS]

4.

     In Witness Whereof, the undersigned have executed this Omnibus Warrant Amendment Agreement with an effective date of January 5, 2011.

COMPANY:		HOLDERS:

RegeneRx Biopharmaceuticals, Inc.		Defiante Farmaceutica S.A.

By:	/s/ J.J. Finkelstein	Signature:	/s/ Paulo Viegas

	J.J. Finkelstein President and Chief Executive Officer		Print Name: Paulo Viegas Title: CEO

Taufin International S.A.

		Signature:	/s/ Nicola Wullschleger

Print Name: Nicola Wullschleger
Title: attorney-in-fact

Sinaf S.A.

		Signature:	/s/ Nicola Wullschleger

Print Name: Nicola Wullschleger
Title: attorney-in-fact
SIGNATURE PAGE
TO
OMNIBUS AMENDMENT AGREEMENT